Exhibit 11
KIMBALL INTERNATIONAL, INC.
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(Unaudited)	Three Months Ended			Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2014			December 31, 2013
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared	$112	$1,839	$1,951	$360	$1,522	$1,882
Undistributed Earnings (Loss)	(168)	(1,784)	(1,952)	44	162	206
Income (Loss) from Continuing Operations	$(56)	$55	$(1)	$404	$1,684	$2,088
Average Basic Shares Outstanding	3,345	35,517	38,862	8,146	30,288	38,434
Basic Earnings (Loss) Per Share from Continuing Operations	$(0.02)	$0.00		$0.05	$0.06
Diluted Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$112	$1,839	$1,951	$368	$1,522	$1,890
Undistributed Earnings (Loss)	(168)	(1,784)	(1,952)	43	155	198
Income (Loss) from Continuing Operations	$(56)	$55	$(1)	$411	$1,677	$2,088
Average Diluted Shares Outstanding	3,345	35,517	38,862	8,325	30,288	38,613
Diluted Earnings (Loss) Per Share from Continuing Operations	$(0.02)	$0.00		$0.05	$0.06
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income (Loss) from Continuing Operations Used for Basic EPS Calculation	$(56)	$55	$(1)	$404	$1,684	$2,088
Assumed Dividends Payable on Dilutive Shares	—	—	—	8	—	8
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	—	—	—	(1)	(7)	(8)
Income (Loss) from Continuing Operations Used for Diluted EPS Calculation	$(56)	$55	$(1)	$411	$1,677	$2,088
Average Shares Outstanding for Basic EPS Calculation	3,345	35,517	38,862	8,146	30,288	38,434
Dilutive Effect of Average Outstanding Compensation Awards	—	—	—	179	—	179
Average Shares Outstanding for Diluted EPS Calculation	3,345	35,517	38,862	8,325	30,288	38,613

For the quarter ended December 31, 2014, all of the 503,000 outstanding compensation awards were antidilutive and were excluded from the dilutive calculation.

(Unaudited)	Six Months Ended			Six Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2014			December 31, 2013
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$474	$3,380	$3,854	$735	$3,027	$3,762
Undistributed Earnings (Loss)	(340)	(1,998)	(2,338)	(142)	(523)	(665)
Income from Continuing Operations	$134	$1,382	$1,516	$593	$2,504	$3,097
Average Basic Shares Outstanding	5,642	33,144	38,786	8,217	30,155	38,372
Basic Earnings Per Share from Continuing Operations	$0.02	$0.04		$0.07	$0.08
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$474	$3,390	$3,864	$770	$3,027	$3,797
Undistributed Earnings (Loss)	(341)	(2,007)	(2,348)	(155)	(545)	(700)
Income from Continuing Operations	$133	$1,383	$1,516	$615	$2,482	$3,097
Average Diluted Shares Outstanding	5,642	33,250	38,892	8,605	30,155	38,760
Diluted Earnings Per Share from Continuing Operations	$0.02	$0.04		$0.07	$0.08
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$134	$1,382	$1,516	$593	$2,504	$3,097
Assumed Dividends Payable on Dilutive Shares	—	10	10	35	—	35
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(1)	(9)	(10)	(13)	(22)	(35)
Income from Continuing Operations Used for Diluted EPS Calculation	$133	$1,383	$1,516	$615	$2,482	$3,097
Average Shares Outstanding for Basic EPS Calculation	5,642	33,144	38,786	8,217	30,155	38,372
Dilutive Effect of Average Outstanding Compensation Awards	—	106	106	388	—	388
Average Shares Outstanding for Diluted EPS Calculation	5,642	33,250	38,892	8,605	30,155	38,760

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS

(Unaudited)	Three Months Ended		Three Months Ended
	December 31, 2014		December 31, 2013
	Class A	Class B	Class A	Class B
Basic Earnings Per Share	$0.07	$0.07	$0.19	$0.18
Diluted Earnings Per Share	$0.07	$0.07	$0.18	$0.18

	Six Months Ended		Six Months Ended
	December 31, 2014		December 31, 2013
	Class A	Class B	Class A	Class B
Basic Earnings Per Share	$0.24	$0.24	$0.40	$0.40
Diluted Earnings Per Share	$0.24	$0.24	$0.40	$0.40

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)

(Unaudited)	Three Months Ended			Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2014			December 31, 2013
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$112	$1,839	$1,951	$360	$1,522	$1,882
Undistributed Earnings	62	664	726	1,556	5,784	7,340
Net Income	$174	$2,503	$2,677	$1,916	$7,306	$9,222
Average Basic Shares Outstanding	3,345	35,517	38,862	8,146	30,288	38,434
Basic Earnings Per Share	$0.05	$0.07		$0.24	$0.24
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$112	$1,839	$1,951	$368	$1,522	$1,890
Undistributed Earnings	62	664	726	1,581	5,751	7,332
Net Income	$174	$2,503	$2,677	$1,949	$7,273	$9,222
Average Diluted Shares Outstanding	3,345	35,517	38,862	8,325	30,288	38,613
Diluted Earnings Per Share	$0.05	$0.07		$0.23	$0.24
For the quarter ended December 31, 2014, all of the 503,000 outstanding compensation awards were antidilutive and were excluded from the dilutive calculation.

(Unaudited)	Six Months Ended			Six Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2014			December 31, 2013
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$474	$3,380	$3,854	$735	$3,027	$3,762
Undistributed Earnings	992	5,827	6,819	3,136	11,507	14,643
Net Income	$1,466	$9,207	$10,673	$3,871	$14,534	$18,405
Average Basic Shares Outstanding	5,642	33,144	38,786	8,217	30,155	38,372
Basic Earnings Per Share	$0.26	$0.28		$0.47	$0.48
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$474	$3,390	$3,864	$770	$3,027	$3,797
Undistributed Earnings	988	5,821	6,809	3,243	11,365	14,608
Net Income	$1,462	$9,211	$10,673	$4,013	$14,392	$18,405
Average Diluted Shares Outstanding	5,642	33,250	38,892	8,605	30,155	38,760
Diluted Earnings Per Share	$0.26	$0.28		$0.47	$0.48